Amendment to "Patent Sale Agreement"

Escue Energy Inc a Nevada Corporation, having its principle place of business at, 1755 Wittington Place Suite 340, Dallas, TX 75244 (Purchaser), and Escue Wind S. L., a Spanish corporation, having its principle place of business in Malaga, Spain (Seller).

Whereas, seller and purchaser entered in certain agreement for purchase and sale dated September 1, 2015 and the terms for this original refers to Section 2.2 and section 2.3., Whereas, the parties agree to amend the contract and remove these two sections from the agreement

NOW, THEREFORE, IN CONSIDERATION OF Ten Dollars ($10) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree to add the following points - Pursuant to the terms of the original agreements executed between the parties in September 1, 2015 the parties agreement to remove Section 2.2 and section 2.3 from the agreement on this day March 1, 2016. as the new agreement.

Seller,

Escue Wind S.L.

Sohail Quraeshi – Director

Buyer,

Escue Energy Inc.

Madhu Sethi COO.